EXHIBIT 99.1

                                 PROXYMED, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997

                                                         US                       PRO FORMA
                                                     HEALTHDATA                  ADJUSTMENTS
                                        PROXYMED     INTERCHANGE,             -----------------    PRO FORMA
                                           INC.         INC.         TOTAL     #    DR. (CR.)       COMBINED
                                        -----------  -----------  ----------- -----------------   -----------
                  ASSETS
                  ------
Current assets:
   Cash and cash equivalents             $4,181,354            0    4,181,354 (1)    (4,000,000)   $2,243,854
                                                                              (2)     2,062,500
   Investment in U.S. Treasury Notes      1,500,158            0    1,500,158                       1,500,158
   Accounts receivable, net               2,766,761      364,200    3,130,961                       3,130,961
   Notes and other receivables              839,373      295,200    1,134,573                       1,134,573
   Inventory                                613,183            0      613,183                         613,183
   Other current assets                     445,627       15,000      460,627                         460,627
                                        -----------  -----------  -----------                     -----------
      Total current assets               10,346,456      674,400   11,020,856                       9,083,356
Property and equipment, net               2,115,666    2,437,000    4,552,666 (1)    (2,112,000)    2,440,666
Capitalized software costs, net           4,478,284            0    4,478,284 (1)       300,000     4,778,284
Goodwill, net                             1,556,309            0    1,556,309 (1)     3,225,600     4,781,909
Other assets                                 26,611            0       26,611                          26,611
                                        -----------  -----------  -----------                     -----------

      Total assets                      $18,523,326    3,111,400   21,634,726                     $21,110,826
                                        ===========  ===========  ===========                     ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY:
    -------------------------------------
Current liabilities:
   Current portion of long-term debt       $718,312            0      718,312                        $718,312
   Accounts payable and
     accrued expenses                     3,582,901      381,785    3,964,686 (1)       181,785     4,107,901
                                                                              (1)      (325,000)
   Deferred revenue                         573,554                   573,554                         573,554
   Other current liabilities                294,664            0      294,664                         294,664
                                        -----------  -----------  -----------                     -----------
      Total current liabilities           5,169,431      381,785    5,551,216                       5,694,431

Long-term debt, less current portion      1,024,431            0    1,024,431                       1,024,431
                                        -----------  -----------  -----------                     -----------

      Total liabilities                   6,193,862      381,785    6,575,647                       6,718,862
                                        -----------  -----------  -----------                     -----------

Equity:
   Common stock                              11,258            0       11,258 (2)          (500)       11,758
   Additional paid-in capital            38,498,726   13,065,815   51,564,541 (1)    13,065,815    40,560,726
                                                                              (2)    (2,062,000)
   Accumulated deficit                  (26,180,520) (10,336,200) (36,516,720)(1)   (10,336,200)  (26,180,520)
                                        -----------  -----------  -----------                     -----------
      Total equity                       12,329,464    2,729,615   15,059,079                      14,391,964
                                        -----------  -----------  -----------                     -----------

      Total liabilities and
        stockholders' equity            $18,523,326    3,111,400   21,634,726                     $21,110,826
                                        ===========  ===========  ===========                     ===========
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(1) To eliminate assets and liabilities of US HealthData Interchange, Inc. which were not acquired by ProxyMed, Inc., and to record the cash disbursed upon the acquisition of certain assets and liabilities of US HealthData
    Interchange, Inc. and the concurrent recording of goodwill.

(2) To record cash received from private placement equity funding of 250,000 shares of common stock sold to Bellingham Industries for $8.25 per share on November 19, 1997.